                                   EXHIBIT 99
                                   ----------

AT THE COMPANY: Daniel D. Viren , Senior Vice President-Finance (614) 864-6400
                Roy Youst, Director Corporate Communications (614) 864-6400

FOR IMMEDIATE RELEASE: Tuesday, March 1, 2005

                   R.G. BARRY CORPORATION REPORTS 2004 RESULTS
            SLIPPER MARKETER EXPECTS RETURN TO PROFITABILITY IN 2005

PICKERINGTON, Ohio - Tuesday, March 1, 2005 - R.G. Barry Corporation (OTC Bulletin Board:RGBC) today reported operating results for the fourth quarter and full year ended January 1, 2005.

In the fourth quarter of 2004, the Company reported:
     - net sales of $36.9 million down from $43.7 million in the final quarter of 2003;
     - net earning of $4.3 million, or $0.44 per basic and diluted share, substantially all of which was from continuing operations. In the fourth quarter 2003, the Company reported a net loss of $16.5 million, or $1.68 per share, comprised of a loss of $15.5 million, or $1.58 cents per share, from continuing operations and a loss of $1.0 million, or $0.10 per share, from discontinued operations.

For the year, the Company reported:
     - net sales from continuing operations of $104.4 million, down from the $123.1 million reported in 2003; and
     - a net loss of $19.9 million, or $2.02 per share, comprised of a $20.2 million, or $2.05 per share, loss from continuing operations and earnings of $334 thousand, or $0.03 per share, from discontinued operations. This compares to a net loss in 2003 of $21.7 million, or $2.21 per share, comprised of an $19.4 million, or $1.97 cents per share, loss from continuing operations and a $2.3 million, or $0.24 per share, loss from discontinued operations.

"We have substantially accomplished what we set out to do one year ago, stabilize our business and position R.G. Barry for a return to profitability," said Thomas M. Von Lehman, President and Chief Executive Officer. "We have simplified and refocused our business model, successfully exited internal manufacturing, phased out several distribution and warehousing operations, moved to 100 percent outsourcing and significantly reduced operating costs and on-hand inventory. Our transformation came at substantial cost in dollars and human resources. We eliminated nearly 1,800 jobs and incurred restructuring and asset impairment charges totaling $17.3 million in 2004. Our net sales decline reflected the negative impact of customer concerns about our liquidity, reaction to a more restrictive return policy for retailers, and competition from in-store private label programs.

"The positive impact of the changes we made last year became more evident in the fourth quarter of 2004 through substantially lower operating costs, higher gross profit as a percent of sales and our best fourth quarter earnings performance since 2001. We believe that when the fourth quarter of 2004 is put into historical context with the traditional seasonal patterns of our business, it is indicative of our potential for the near future.

"This year, we will focus on refining the new business model and formalizing related processes, revitalizing the images of our Company and the Dearfoams family of brands, and meeting or exceeding the expectations of our customers and consumers with fresh, innovative thinking. Because of the continued seasonality of our business, we expect to operate at a loss in the first two quarters this year, however, we expect to be profitable for the full year in 2005," Mr. Von Lehman said.

R.G. Barry Corporation senior management will conduct a conference call for all interested parties at 1:00 p.m. EST today. Management will discuss the Company's performance, its plans for the future and will accept questions from invited participants. The conference call is available at (888) 530-7880 or (706) 634-1795 until five minutes before starting time. To listen via the Internet, go to <www.rgbarry.com> at least 15 minutes prior to the scheduled start time to register, download, and install any necessary audio software.

Replays of the call will be available shortly after its completion. The audio replay can be accessed through March 8, 2005, by calling (800) 642-1687 or (706) 645-9291 and using access code 4049903; or for 30 days by visiting the Company's Web site at <www.rgbarry.com>. A written transcript of the call will be available for 12 months at the Company's Web site under the "Investors/News Release" section.

R.G. Barry Corporation, the Dearfoams(R) company, is one of the world's leading developers and marketers of comfort footwear for at and around the home. To learn more about its business, visit the Company's Web site at
<www.rgbarry.com>.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements in this news release, other than statements of historical fact, are forward-looking statements, and are based upon information available to the Company on the date of this release. Our forward-looking statements inherently involve risks and uncertainties that could cause actual results and outcomes to differ materially from those anticipated by our forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the ability of the Company to continue sourcing products from outside North America without incurring substantial unplanned costs and without negatively impacting delivery times or product quality; the continuing willingness of CIT to fund the Company's financing requirements under CIT's discretionary factoring and financing arrangement with the Company; the Company's ability to maintain its inventory levels in accordance with its plans; the continued demand for the Company's products by its customers and the continuing willingness of its customers and suppliers to support the Company; the unexpected loss of key management; and the impact of competition on the Company's market share. Other risks to the Company's business are detailed in our previous press releases, shareholder communications and Securities Exchange Act filings including our Annual Report on Form 10-K for the fiscal year ended January 3, 2004. Except as required by applicable law, we do not undertake to update the forward-looking statements contained in this news release to reflect new information that becomes available after the date hereof.

                    R. G. BARRY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except for per share data)
                                   (Unaudited)

                                                          FOURTH QUARTER                 FULL YEAR
                                                               2004          2003            2004           2003
                                                             --------     ----------      ----------     ----------
Net sales                                                     $36,885       $43,742        $104,404       $123,137
Cost of sales                                                  21,927        30,804          67,065         80,427
                                                             --------     ----------      ----------     ----------
   Gross profit                                                14,958        12,938          37,339         42,710
     Gross profit percent                                        40.6%         29.6%           35.8%          34.7%

Selling, general and administrative expense                     9,398        13,178          39,200         48,163
Restructuring and asset impairment charges                      1,224         2,363          17,341          2,563
                                                             --------     ----------      ----------     ----------
   Operating profit (loss)                                      4,336       ( 2,603)       ( 19,202)       ( 8,016)
Other income                                                      284            98             419            151
Interest expense, net                                           ( 364)        ( 497)        ( 1,292)       ( 1,418)
                                                             --------     ----------      ----------     ----------
   Earnings (loss) before income taxes                          4,256       ( 3,002)       ( 20,075)       ( 9,283)
Income tax (expense) benefit                                       48      ( 12,523)          ( 123)      ( 10,096)
Minority interest, net of tax                                      11            22            (  1)          ( 17)
                                                             --------     ----------      ----------     ----------
Earnings (loss) from continuing operations                      4,315      ( 15,503)      (  20,199)     (  19,396)
                                                             --------     ----------      ----------     ----------
Earnings (loss) from discontinued operations                        4       ( 1,005)            334         (2,310)
                                                             --------     ----------      ----------     ----------
   Net earnings (loss)                                       $  4,319     $( 16,508)      $( 19,865)     $( 21,706)
                                                             ========     ==========      ==========     ==========

Earnings (loss) per share - basic & diluted
     Continuing operations                                     $ 0.44      $ ( 1.58)       $ ( 2.05)      $ ( 1.97)
                                                               ======      =========       =========      =========
     Discontinued operations                                   $ 0.00      $ ( 0.10)        $  0.03       $ ( 0.24)
                                                               ======      =========        =======       =========
     Continuing and discontinued operations                    $ 0.44      $ ( 1.68)       $ ( 2.02)      $ ( 2.21)
                                                               ======      =========       =========      =========

Average number of shares outstanding
     Basic                                                      9,883         9,838           9,839          9,823
                                                                =====         =====           =====          =====
     Diluted                                                    9,918         9,838           9,839          9,823
                                                                =====         =====           =====          =====

                           CONSOLIDATED BALANCE SHEETS
                            (in thousands of dollars)

                                                                 January 1,         January 3,
                                                                -----------         ----------
                                                                       2005               2004
                                                                       ----               ----
ASSETS
Cash and equivalents                                                  $ 958            $ 2,012
Accounts receivable, net                                             10,141              7,118
Inventory                                                            20,192             32,797
Prepaid and other current assets                                      1,791              2,452
                                                                   --------           --------
   Total current assets                                              33,082             44,379

Net property, plant and equipment                                     2,718              9,369

Other assets                                                          3,292              7,532
                                                                   --------           --------
   Total assets                                                    $ 39,092           $ 61,280
                                                                   ========           ========

LIABILITIES & SHAREHOLDERS' EQUITY
Short-term notes payable                                              4,901              2,000
Other current liabilities                                            13,308             16,533
Long-term debt                                                          479              2,141
Other                                                                15,426             15,219
Shareholders' equity, net                                             4,978             25,387
                                                                   --------           --------
   Total liabilities & shareholders' equity                        $ 39,092           $ 61,280
                                                                   ========           ========